UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

Effective June 8, 2015, the Supervisory Board of LyondellBasell Industries N.V. (the “Company”), appointed Lincoln E. Benet, Chief Executive Officer of Access Industries, as a Class III director, with a term expiring at the Annual General Meeting of Shareholders in 2016. This appointment increases the size of the Supervisory Board from eleven to twelve members. It is unknown at this time on which committee(s) of the Supervisory Board, if any, Mr. Benet may serve.

Mr. Benet was appointed to the Supervisory Board pursuant to the Amended and Restated Nomination Agreement (the “Nomination Agreement”), dated March 10, 2015, with AI International Chemicals S.à.R.L., an affiliate of Access Industries (“Access”), pursuant to which Access has the right to nominate three individuals to the Supervisory Board as long as it owns eighteen percent (18%) or more of the Company’s shares outstanding. As of June 5, 2015, there were 470,834,115 shares of the Company outstanding. Prior to Mr. Benet’s appointment, two of the eleven existing Supervisory Board members, Stephen F. Cooper and Robin Buchanan, were nominated by Access pursuant to the Nomination Agreement. For a description of the Nomination Agreement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2015.

Except for the Nomination Agreement, there were no arrangements or understandings pursuant to which Mr. Benet was appointed to the Supervisory Board, and there are no transactions between Mr. Benet and the Company since the beginning of the Company’s last fiscal year or any currently proposed transaction, or series of similar transactions, in which the amount involved exceeds $120,000.

As a member of the Supervisory Board, Mr. Benet will receive compensation from the Company pursuant to the Company’s annual compensation arrangements for Supervisory Board members, including (i) a cash retainer of $115,000 payable in quarterly installments; (ii) a cash retainer of $10,000 ($15,000 for Audit Committee), payable in quarterly installments, for any committees on which he serves, if applicable; and (iii) a grant of restricted stock units under the Company’s Long-Term Incentive Plan, as amended and restated, valued at $170,000. Mr. Benet’s grant of restricted stock units in 2015 is pro-rated for services to be rendered from the date of appointment through May 7, 2016, the one-year anniversary of the Supervisory Board members’ 2015 equity grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 10, 2015	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President